EXHIBIT 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Amendment No. 4 to Registration Statement No. 333-140390 of our report dated March 27, 2007 relating to the financial statements of National CineMedia, LLC, appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” appearing in such prospectus.
/s/ Deloitte & Touche LLP

Denver, Colorado
April 17, 2007